UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 12, 2010
SARATOGA INVESTMENT CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

535 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 750-3343
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders
     The disclosure provided under Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On August 12, 2010, we filed Articles of Amendment to our charter with the Maryland State Department of Assessment and Taxations to effect a one-for-ten reverse stock split of our outstanding shares of common stock. Pursuant to the Articles of Amendment, effective at 11:59 p.m. on August 12, 2010, every ten outstanding shares of our common stock, par value $.0001 per share, automatically converted into one share of common stock, par value $.001 per share. No fractional shares of our common stock were issued in connection with the reverse stock split. Any stockholder otherwise entitled to a fractional share will receive a cash payment in lieu thereof based upon the closing price for our common stock as reported by the New York Stock Exchange on August 12, 2010.
     Each of our stockholder’s percentage ownership in us and proportional voting power remains unchanged after the reverse stock split except for minor changes and adjustments resulting from fractional shares. The rights and privileges of our stockholders are substantially unaffected by the reverse stock split. Also, there was no change to the number of authorized shares of our common stock as a result of the reverse stock split.
     As of August 13, 2010, our common stock began trading on the New York Stock Exchange on a split-adjusted basis under a new CUSIP number — 80349A 208.
     A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits

Exhibit
Number	Description

3.1	Articles of Amendment dated August 12, 2010

99.1	Press release dated August 13, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.
Date: August 13, 2010	By:	/s/ Richard A. Petrocelli
		Name:	Richard A. Petrocelli
		Title:	Chief Financial Officer